Exhibit 23.1

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Bedford Property Investors, Inc.:

We consent to incorporation by reference in the registration statements on Form S-3 (No.'s 333-23687, 333-33643 and 333-33795) and the registration statements on Form S-8 (No.'s 033-52375, 333-18215, 333-70681 and 333-74707) of Bedford
Property Investors, Inc. of our report dated February 11, 2002, except for notes 2 and 17 to the consolidated financial statements which are as of August 16, 2002, relating to the consolidated balance sheets of Bedford Property Investors, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related consolidated financial statement schedule as of December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K/A of Bedford Property Investors, Inc.


                                        KPMG LLP

San Francisco, California
August 23, 2002


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